UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 22, 2004

(Date of Earliest Event Reported)

RF Micro Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(Address of Principal Executive Offices)

(Zip code)

(336) 664-1233

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Required FD Disclosure.

On April 22, 2004, RF Micro Devices, Inc. issued a press release announcing that it has signed a definitive agreement to acquire Silicon Wave, Inc., a privately held, San Diego-based company that is a leading supplier of integrated circuits for Wireless Personal Area Networks (WPANs). A copy of this press release is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:	/s/ William A. Priddy, Jr.
William A. Priddy, Jr.
Vice President, Finance and Administration and Chief Financial Officer

Date: April 22, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 22, 2004